Exhibit 10.55

                                                               November 27, 2001



By Facsimile:  (203) 699-3216
SPX Corporation
90 Fieldstone Court
Cheshire, CT 06410-1212
Attn: Paul F. Hally, Group General Counsel

Kendro Laboratory Products, L.P.
C/o Paul F. Hally, Group General Counsel
SPX Corporation

By Facsimile:  (617) 566-0716
Mr. Marc N. Casper
144 Clark Road
Brookline, MA 02445

        Re: Employment of Marc Casper as President of Thermo Electron's Life Sciences Sector

Gentlemen:

        As you know, Thermo Electron Corporation ("Thermo") has been discussing with Marc Casper ("Mr. Casper") the possibility of hiring him as the President of its Life Sciences Sector. Thermo and Mr. Casper acknowledge SPX's view that Mr. Casper's existing obligations contained in his Employment Agreement with Kendro Laboratory Products, L.P. ("Kendro") dated May 15, 2000, and his Separation Agreement with SPX Corporation ("SPX"), dated July 23, 2001 (hereafter collectively referred to as the "Agreements"), would prohibit Mr. Casper's employment by Thermo. Thermo has been provided copies of, and is aware of the contents of, the Agreements. Thermo and Mr. Casper seek to: (1) modify certain obligations of Mr. Casper under the Agreements, subject to compliance by Mr. Casper and Thermo with the terms of this Letter Agreement; and (2) establish certain limitations relating to Mr. Casper's employment by Thermo in order to protect SPX and Kendro (hereafter collectively referred to as "SPX") from any prejudice as a result of the employment of Mr. Casper as President of Thermo's Life Sciences Sector.

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        In consideration of the mutual agreements specified herein, the sufficiency of which is hereby acknowledged, Thermo, Mr. Casper, and SPX agree as follows:

1. SPX acknowledges and agrees that the employment of Mr. Casper by Thermo will not be deemed to be in violation of the Agreements, so long as Mr. Casper complies with the terms and conditions set forth in the Agreements as modified by the terms of this Letter Agreement, and Thermo complies with the terms and conditions set forth in this Letter Agreement. In the event that Mr. Casper and/or Thermo fail to comply with the terms of this Letter Agreement, SPX will, at its election, be free to enforce the terms of this Letter Agreement and/or the Agreements as originally written.

2. The non-competition and non-solicitation obligations contained in the Agreements will be modified to extend the duration thereof until December 31, 2002, whether or not Mr. Casper accepts or continues employment by Thermo.

3. (a) For the duration of Mr. Casper's non-competition obligations under the Agreements (as modified in paragraph 2 above), Mr. Casper and Thermo agree that Mr. Casper will not be provided any material nonpublic information, participate in any discussions or meetings, or provide any advice or management, relating to any aspect of the operations of Thermo Forma Inc., Thermo IEC Inc. and/or any other aspect of Thermo's current or future business operations which are competitive with Kendro's current business (the "Competitive Businesses"), including without limitation any aspects of the Competitive Businesses that relate to research, design and development, production, and marketing of products and related services, any strategic management of the Competitive



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Businesses including consideration of changes to products, product line expansions or enhancements, acquisitions or dispositions of businesses competitive with the Competitive Businesses, and the establishment or modification of any relationship between the Competitive Businesses and third parties, and any financial or administrative aspects of the Competitive Businesses, such as review of financial performance of the Competitive Businesses, or employee compensation, real estate or tax matters affecting the Competitive Businesses, PROVIDED HOWEVER, Mr. Casper's receipt, or communication to shareholders, analysts, other members of the financial community, press or media, of information regarding the consolidated financial performance of the Life Sciences Sector as a whole will not be deemed a breach of this paragraph 3 of this Letter Agreement as long as Mr. Casper's communications clearly include the disclaimers described in paragraph 3(b)(2) below.

               (b) During the period of the non-compete, SPX agrees that Mr. Casper can hold the title of President of the Life Sciences Sector of Thermo, provided that Thermo and Mr. Casper agree and acknowledge that: (1) Mr. Casper will not serve as Thermo's spokesperson for the Competitive Businesses of the Life Sciences Sector, and another representative of Thermo will serve as Thermo's spokesperson for the Competitive Businesses; (2) all public communications and announcements by Mr. Casper pertaining to his employment by Thermo or to his commentary on the consolidated financial performance of the Life Sciences Sector as a whole will clearly indicate that Mr. Casper is restricted by the terms of a non-compete agreement with his former employer from managing or discussing the Competitive Businesses; and (3) the Competitive Businesses will report to the Division President, who reports to the President of Thermo and who does not report to Mr. Casper.

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               (c) During the period of the non-compete, Mr. Casper and Thermo agree and acknowledge that it is their obligation to take affirmative steps to ensure that the public does not perceive that Mr. Casper is managing the Competitive Businesses, and that such affirmative actions are material to SPX's agreement to Mr. Casper's employment by Thermo as President of the Life Sciences Sector and to Thermo's and Mr. Casper's compliance with this Agreement. During the period of the non-compete, Thermo and Mr. Casper agree to take affirmative steps to dispel any public perception that Mr. Casper is managing the Competitive Businesses. For example, at any presentation to Wall Street analysts, Mr. Casper will refrain from providing any information regarding the Competitive Businesses, will affirmatively indicate that the Competitive Businesses do not report to him and will defer any questions about the Competitive Businesses to another Thermo representative. During the period of the non-compete, Thermo and Mr. Casper will take similar affirmative steps in other public settings, such as trade shows, sales conventions and/or customer presentations.

               (d) Nothing is this paragraph 3 is intended to preclude Mr. Casper from receiving any information or engaging in any activity with respect to any aspect of the Life Sciences Sector of Thermo which is not part of the Competitive Businesses.

4. Except as modified by this letter, Mr. Casper will continue to be bound by the terms of the Agreements in accordance with their terms, including without limitation, and without modification, Mr. Casper's confidentiality and trade secret obligations contained in the Agreements. Thermo acknowledges and agrees to use reasonable best efforts to cause Mr. Casper to comply with the confidentiality, nonsolicitation and trade secret obligations contained in the Agreements during Mr. Casper's employment with Thermo.

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5. In order to permit SPX to confirm that Mr. Casper and Thermo continue to comply with the terms of this Letter Agreement, Mr. Casper and Thermo will cooperate with SPX by providing access to any five officers or employees of Thermo designated by name, title or function by SPX, and to records of Thermo relating to the Competitive Businesses which are reasonably required to determine Mr. Casper's and Thermo's compliance with this Letter Agreement, to a third party auditor identified by SPX, upon request through December 31, 2004, provided however, if after completing such an audit, SPX has reasonable cause to believe that Mr. Casper and Thermo have not complied with the terms of this Letter Agreement, SPX's auditors will be provided access to additional Thermo officers, employees and records which are reasonably required to determine Mr. Casper's and Thermo's compliance with this Letter Agreement. SPX may not request an audit more often than once per any 6 month period through December 31, 2004, unless SPX has reasonable cause to believe that Mr. Casper and Thermo have not complied with the terms of this Letter Agreement, in which case SPX may undertake one additional audit in any 6 month period. If SPX elects to have an auditor confirm compliance by Mr. Casper and Thermo with their obligations under this letter, SPX will use an office of Arthur Anderson (or of the then current auditing firm for SPX ) other than the office that usually audits SPX. Thermo will ensure that such accounting firm will have reasonable access to the persons and records referred to above for purposes of confirming any factual information reasonably required in order to confirm that Mr. Casper and Thermo have complied with the terms of this letter. The third party auditor must be instructed by SPX and agree in writing, a copy of which must be provided to Thermo at the time of the audit, not to disclose to SPX any confidential or proprietary information of Thermo, including any confidential or proprietary information relating to the Competitive Businesses.

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6. At the time Mr. Casper's employment with Thermo commences, and as appropriate or reasonably requested by SPX from time to time thereafter, Thermo will advise all senior management of Thermo and all managers in Thermo's Competitive Businesses of the limitations imposed by paragraph 3 of this Letter Agreement on Mr. Casper and Thermo, as well as the penalties imposed for violations thereof by paragraph 7 of this Letter Agreement, in writing, as set forth in Exhibit A.

7. In order to ensure that SPX has adequate remedies available for any violation of this Letter Agreement, without limiting any of the other remedies available to SPX at law or in equity, in the event of a violation of this Letter Agreement by Mr. Casper or Thermo, SPX will be entitled to injunctive relief, including any temporary restraining order or emergency, preliminary or final injunction, and damages. In the event of litigation regarding a violation of this Letter Agreement, the prevailing party will be entitled to reimbursement of costs and reasonable attorneys' fees incurred from the losing party. If SPX is successful in any way in obtaining injunctive relief or damages, SPX will be a prevailing party for purposes of recovering costs and fees. The foregoing entitlement of the prevailing party to collect costs and reasonable attorneys' fees only applies to litigation between the parties regarding the enforcement or breach of this Letter Agreement, and not to litigation of any other claim or counterclaim that a party may assert in such litigation between the parties.

8. SPX agrees that, notwithstanding anything to the contrary in the Agreements, Mr. Casper will be permitted to acquire and hold securities of Thermo, including shares of stock and stock options, so long as Mr. Casper owns not more than 2% of the outstanding stock of any class of Thermo, provided however, Mr. Casper may not acquire or hold securities, including stock and stock options, of any enterprise Thermo establishes, acquires, or divests, in which sales in a

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Competitive Business are 15% or more of the sales of the enterprise, for the duration of Mr. Casper's non-competition obligations under the Agreements (as modified in paragraph 2 above).

9. This Letter Agreement will be governed by the laws of the State of Connecticut, and all disputes arising under this Letter Agreement must be filed in a court of competent jurisdiction in the State of Connecticut. No dispute arising under this Letter Agreement will be subject to mandatory arbitration.

10. Mr. Casper and Thermo will be jointly and severally liable for any breach of this Letter Agreement arising from Mr. Casper's employment by Thermo.

11. Nothing in this Letter Agreement will be construed to limit the rights of discovery of SPX in any litigation with Mr. Casper or Thermo.

12. This Letter Agreement is binding upon Thermo and SPX, and their successors, and on Mr. Casper, and his heirs, executors and administrators. The obligations of Mr. Casper under this Letter Agreement are not assignable. The obligations of Thermo under this Letter Agreement are not assignable, except to an assignee of substantially all of the stock or assets of the entire Life Sciences Sector, including the Competitive Businesses, of Thermo.

13. This Letter Agreement may not be amended or modified in any manner except in a writing signed by the parties.

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        If the foregoing is acceptable to you please sign four counterparts of this letter where indicated below and return one original to each of Thermo, SPX, Kendro and Mr. Casper. This letter will become effective once it has been signed and delivered by each of Thermo, SPX, Kendro and Mr. Casper to each of the other parties.

                                   AGREED:

                                   THERMO ELECTRON CORPORATION


                              By:  /s/ Seth H. Hoogasian
                                   ---------------------------------------------
                                   Name: Seth H. Hoogasian
                                   ---------------------------------------------
                                   Title: Vice President and General Counsel
                                   ---------------------------------------------
                                   Date: November 27, 2001
                                   ---------------------------------------------

                                   SPX CORPORATION


                              By:  /s/ Lewis M. Kling
                                   ---------------------------------------------
                                   Name: Lewis M. Kling
                                   ---------------------------------------------
                                   Title: Vice President
                                   ---------------------------------------------
                                   Date: November 27, 2001
                                   ---------------------------------------------

                                   KENDRO LABORATORY PRODUCTS, L.P.


                              By:  /s/ Dennis Pope
                                   ---------------------------------------------
                                   Name: Dennis Pope
                                   ---------------------------------------------
                                   Title: President
                                   ---------------------------------------------
                                   Date: December 11, 2001
                                   ---------------------------------------------


                                   /s/ Marc N. Casper
                                   ---------------------------------------------
                                   Marc N. Casper

                                   Date: 11/29/01
                                   ---------------------------------------------





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                                                                       Exhibit A

                                                                Legal Department
                                                                      Memorandum

To:     Distribution

From:   Seth H. Hoogasian

Date:   11/27/01

Re:     Marc N. Casper

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        Please be advised that Thermo Electron and Marc N. Casper, the new
President of our Life Sciences Sector, have certain obligations to Marc's former employer, Kendro Laboratory Products, L.P. ("Kendro") and its parent company, SPX Corporation, based on Marc's non-competition undertakings.

        Specifically, until December 31, 2002, Marc may not receive any material non-public information, participate in any discussions or meetings, or provide any advice or management relating to any aspect of the operations of Thermo Forma Inc., Thermo IEC Inc., and/or any other aspect of Thermo Electron's current or future business operations which are competitive with Kendro's current business (the "Competitive Businesses").

        Activities in which Marc may not participate include, without limitation, all aspects of Competitive Businesses that relate to research, design and development, production, and marketing of products and related services, and strategic management of Competitive Businesses, including consideration of changes to products, product line expansions or enhancements, acquisitions or dispositions of Competitive Businesses, and the establishment or modification of any relationship between Competitive Businesses and third parties, as well as any financial or administrative aspects of Competitive Businesses, such as review of financial performance of Competitive Businesses, employee compensation, real estate or tax matters affecting Competitive Businesses. He may receive, or communicate to shareholders, analysts, other members of the financial community, press or media, information regarding the consolidated financial performance of the Life Sciences Sector as a whole, as long as his communications clearly include disclaimers that he is restricted by the terms of a non-compete agreement with his former employer from managing or discussing the Competitive Businesses.

        Until December 31, 2002, Marc may not serve as Thermo's spokesperson for the Competitive Businesses, and another representative of Thermo will serve as spokesperson for the Competitive Businesses. Thermo Forma Inc. and Thermo IEC Inc. will continue to report to Lewis Rosenblum, who will report to Marijn Dekkers until December 31, 2002. Thermo Electron and Marc have an obligation to take affirmative steps to ensure that the public does not perceive that Marc is managing the Competitive Businesses.

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        In the event that Marc or Thermo Electron violate the terms of the restrictions described above, Kendro and SPX Corporation will be entitled to injunctive relief (including any temporary restraining order or emergency, preliminary or final injunction), damages, and reimbursement of costs and reasonable attorneys' fees from Marc and Thermo Electron.

        Please let me know if you have any questions regarding what is prohibited by this restriction.